Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2024 First Quarter Results
SALT LAKE CITY, April 30, 2024 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a constituent of the S&P 500, announced operating results for the three months ended March 31, 2024.
Highlights for the three months ended March 31, 2024:

•Achieved net income attributable to common stockholders of $1.01 per diluted share, representing a 30.8% decrease compared to the same period in the prior year primarily due to non-cash interest and amortization of intangibles related to the Company's 2023 merger (the "Life Storage Merger") with Life Storage, Inc. ("Life Storage" or "LSI").

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.87 per diluted share. FFO, excluding adjustments (“Core FFO”), was $1.96 per diluted share, representing a 3.0% decrease compared to the same period in the prior year.

•Increased same-store revenue by 1.0% and same-store net operating income (“NOI”) decreased by (0.5)% compared to the same period in the prior year.

•Reported ending same-store occupancy of 93.2% as of March 31, 2024, compared to 92.7% as of March 31, 2023.

•The Company acquired five operating stores and one store at completion of construction (“Certificate of Occupancy stores” or “C of O stores”) for a total cost of approximately $35.1 million.

•In conjunction with a joint venture partner, completed one development for a total cost of approximately $20.4 million, of which the Company invested $19.4 million.

•Originated $164.3 million in mortgage and mezzanine bridge loans.

•Added 97 stores (72 stores net) to the Company's third-party management platform. As of March 31, 2024, the Company managed 1,409 stores for third parties and 472 stores in unconsolidated joint ventures, for a total of 1,881 managed stores.

•Paid a quarterly dividend of $1.62 per share.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We achieved positive year-over-year occupancy growth in the Extra Space and Life Storage same-store pools. We have also continued to realize G&A savings and to expand our bridge lending and third party management programs. Rental activity has been strong year to date and vacates remain muted, which positions us well to maximize revenue during the 2024 leasing season.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three months ended March 31, 2024 and 2023. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2024		2023
		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$213,112	$1.01	$196,304	$1.46
Impact of the difference in weighted average number of shares – diluted[2]		(0.05)		(0.09)
Adjustments:
Real estate depreciation	154,372	0.70	71,248	0.50
Amortization of intangibles	29,284	0.12	4,170	0.03
Unconsolidated joint venture real estate depreciation and amortization	7,840	0.04	4,939	0.03
Distributions paid on Series A Preferred Operating Partnership units	—	—	(159)	—
Income allocated to Operating Partnership and other noncontrolling interests	10,962	0.05	12,574	0.09
FFO	$415,570	$1.87	$289,076	$2.02

Adjustments:
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	10,705	0.05	—	—
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	7,440	0.04	—	—
CORE FFO	$433,715	$1.96	$289,076	$2.02

Weighted average number of shares – diluted[3]	221,737,606		143,357,961

(1)Per share amounts may not recalculate due to rounding.

(2)The adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three months ended March 31, 2024 and 2023 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended March 31,		Percent
	2024	2023	Change
Same-store property revenues[2]
Net rental income	$398,792	$395,259	0.9%
Other income	15,865	15,320	3.6%
Total same-store revenues	$414,657	$410,579	1.0%

Same-store operating expenses[2]
Payroll and benefits	$24,506	$22,526	8.8%
Marketing	8,853	7,173	23.4%
Office expense[3]	13,415	13,057	2.7%
Property operating expense[4]	10,287	11,012	(6.6)%
Repairs and maintenance	7,470	7,085	5.4%
Property taxes	38,057	37,416	1.7%
Insurance	5,262	3,921	34.2%
Total same-store operating expenses	$107,850	$102,190	5.5%

Same-store net operating income[2]	$306,807	$308,389	(0.5)%

Same-store square foot occupancy as of quarter end	93.2%	92.7%

Average same-store square foot occupancy	93.1%	92.8%

Properties included in same-store[5]	1,078	1,078

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.
(5)On January 1, 2024 the Company updated the property count of the same-store pool from 913 to 1,078 stores.

Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three months ended March 31, 2024 and 2023 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands).

	Closed/Completed through March 31, 2024		Closed/Completed Subsequent to March 31, 2024		Scheduled to Still Close/Complete in 2024		Total 2024		To Close/Complete in 2025
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	5	$25,150	1	$8,500	1	$6,700	7	$40,350	—	$—
C of O and Development Stores[1]	1	9,923	1	12,448	2	25,166	4	47,537	—	—
EXR Investment in Wholly-Owned Stores	6	35,073	2	20,948	3	31,866	11	87,887	—	—

Joint Venture Investment[1]
EXR Investment in JV Acquisition of Operating Stores	—	—	—	—	—	—	—	—	—	—
EXR Investment in JV Development and C of O	1	19,395	—	—	9	95,866	10	115,261	3	44,082
EXR Investment in Joint Ventures	1	19,395	—	—	9	95,866	10	115,261	3	44,082
Total EXR Investment	7	$54,468	2	$20,948	12	$127,732	21	$203,148	3	$44,082
(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Bridge Loans:
During the three months ended March 31, 2024, the Company originated $164.3 million in bridge loans and did not sell any bridge loans, resulting in outstanding balances of approximately $752.3 million at quarter end. The Company has an additional $543.5 million in bridge loans that have closed subsequent to quarter end or are under agreement to close in 2024 and 2025. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
Property Management:
As of March 31, 2024, the Company managed 1,409 stores for third-party owners and 472 stores owned in unconsolidated joint ventures, for a total of 1,881 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
During the three months ended March 31, 2024, the Company completed a public bond offering issuing $600.0 million of 5.4% senior unsecured notes due 2034.
During the three months ended March 31, 2024, the Company did not issue any shares on its ATM program, and as of March 31, 2024 it had $800.0 million available for issuance. Likewise, the Company did not repurchase any shares of common stock using its stock repurchase program during the quarter, and as of March 31, 2024, the Company had authorization to purchase up to $500.0 million under the program.
Subsequent to quarter end, on April 15, 2024, the Company reestablished its ATM program by entering a new equity distribution agreement for $800.0 million, which replaced and superseded its previous equity distribution agreement.
As of March 31, 2024, the Company’s percentage of fixed-rate debt to total debt was 77.2%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 83.7%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 4.0% and 6.5%, respectively. The combined weighted average interest rate was 4.5% with a weighted average maturity of approximately 4.9 years.

Dividends:
On March 29, 2024, the Company paid a first quarter common stock dividend of $1.62 per share to stockholders of record at the close of business on March 15, 2024.
Outlook:
The following table outlines the Company's Core FFO estimates and assumptions for the year ending December 31, 20241.

	Ranges for 2024 Annual Assumptions		Ranges for 2024 Annual Assumptions		Notes
	(April 30, 2024)		(February 27, 2024)
	Low	High	Low	High
Core FFO	$7.85	$8.15	$7.85	$8.15
Dilution per share from C of O and value add acquisitions	$0.20	$0.20	$0.20	$0.20
EXR Same-store revenue growth	(2.00)%	0.50%	(2.00)%	0.50%	Same-store pool of 1,078 stores
EXR Same-store expense growth	4.00%	5.50%	4.00%	5.50%	Same-store pool of 1,078 stores
EXR Same-store NOI growth	(4.25)%	(0.50)%	(4.25)%	(0.50)%	Same-store pool of 1,078 stores

Legacy LSI Same-store revenue growth	2.00%	4.50%	2.00%	4.50%	Same-store pool of 663 stores
Legacy LSI Same-store expense growth	6.25%	7.75%	6.25%	7.75%	Same-store pool of 663 stores
Legacy LSI Same-store NOI growth	(0.25)%	4.00%	(0.25)%	4.00%	Same-store pool of 663 stores

Weighted average one-month SOFR	5.20%	5.20%	4.75%	4.75%

Net tenant reinsurance income	$248,000,000	$251,000,000	$248,000,000	$251,000,000
Management fees and other income	$117,500,000	$118,500,000	$116,500,000	$117,500,000
Interest income	$105,000,000	$106,000,000	$95,000,000	$96,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$176,000,000	$178,000,000	$180,500,000	$182,500,000	Includes non-cash compensation
Average monthly cash balance	$60,000,000	$60,000,000	$65,000,000	$65,000,000
Equity in earnings of real estate ventures	$66,000,000	$67,000,000	$66,000,000	$67,000,000	Includes dividends from SmartStop preferred investments
Interest expense	$537,000,000	$541,000,000	$521,000,000	$525,000,000	Excludes non-cash interest expense shown below
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	$43,000,000	$44,000,000	$43,000,000	$44,000,000	Amortization of LSI debt mark-to-market; excluded from Core FFO
Income Tax Expense	$32,000,000	$33,000,000	$31,000,000	$32,000,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$250,000,000	$250,000,000	$250,000,000	$250,000,000	Represents the Company's investment
Bridge loans outstanding	$825,000,000	$825,000,000	$750,000,000	$750,000,000	Represents the Company's average retained loan balances for 2024
Weighted average share count	221,800,000	221,800,000	221,800,000	221,800,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, May 1, 2024, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://register.vevent.com/register/BI2a9f1400a8d044119e6707854d2128d9.
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on May 1, 2024.

Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year, statements concerning the impact of the Life Storage Merger and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments, estimated hurricane-related insurance claims and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to realize the expected benefits of the Life Storage Merger;
•the risk that Life Storage’s business will not be fully integrated successfully or that such integration may be more difficult, time-consuming or costly than expected;
•the uncertainty of expected future financial performance and results of the combined company following completion of the Life Storage Merger;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our properties, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•our ability to recover losses under our insurance policies;

•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•changes in global financial markets and increases in interest rates;
•availability of financing and capital, the levels of debt that we maintain and our credit ratings;
•risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change and other factors;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes;
•impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and transaction costs. It also includes certain costs associated with the Life Storage Merger including transition costs, non-cash interest related to the amortization of discount on unsecured senior notes and amortization of other intangibles, net of tax benefit. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 1,078 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole. No modification has been made to the same-store pool to include any assets acquired from Life Storage.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of March 31, 2024, the Company owned and/or operated 3,793 self-storage stores in 42 states and Washington, D.C. The Company’s stores comprise approximately 2.6 million units and approximately 290.0 million square feet of rentable space operating under the Extra Space, Life Storage and Storage Express brands. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. It is the largest operator of self-storage properties in the United States.

###
For Information:
Jared Conley
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets:
Real estate assets, net	$24,494,676	$24,555,873
Real estate assets - operating lease right-of-use assets	222,940	227,241
Investments in unconsolidated real estate entities	1,066,032	1,071,617
Investments in debt securities and notes receivable	1,058,506	904,769
Cash and cash equivalents	50,816	99,062
Other assets, net	587,148	597,700
Total assets	$27,480,118	$27,456,262
Liabilities, Noncontrolling Interests and Equity:
Secured notes payable, net	$1,269,752	$1,273,549
Unsecured term loans, net	2,251,714	2,650,581
Unsecured senior notes, net	7,016,085	6,410,618
Revolving lines of credit	620,000	682,000
Operating lease liabilities	232,682	236,515
Cash distributions in unconsolidated real estate ventures	71,988	71,069
Accounts payable and accrued expenses	338,027	334,518
Other liabilities	390,894	383,463
Total liabilities	12,191,142	12,042,313
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 211,658,812 and 211,278,803 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	2,117	2,113
Additional paid-in capital	14,776,888	14,750,388
Accumulated other comprehensive income	28,191	17,435
Accumulated deficit	(510,680)	(379,015)
Total Extra Space Storage Inc. stockholders' equity	14,296,516	14,390,921
Noncontrolling interest represented by Preferred Operating Partnership units, net	218,824	222,360
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	773,636	800,668
Total noncontrolling interests and equity	15,288,976	15,413,949
Total liabilities, noncontrolling interests and equity	$27,480,118	$27,456,262

Consolidated Statement of Operations for the Three Months Ended March 31, 2024 and 2023
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended March 31,
	2024	2023
Revenues:
Property rental	$688,044	$433,962
Tenant reinsurance	81,347	47,704
Management fees and other income	30,148	21,384
Total revenues	799,539	503,050
Expenses:
Property operations	204,518	117,166
Tenant reinsurance	18,505	9,089
General and administrative	43,722	34,763
Depreciation and amortization	196,966	78,490
Total expenses	463,711	239,508
Income from operations	335,828	263,542
Interest expense	(132,887)	(80,099)
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	(10,705)	—
Interest income	23,573	19,438
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	215,809	202,881
Equity in earnings and dividend income from unconsolidated real estate entities	15,007	10,305
Income tax expense	(6,742)	(4,308)
Net income	224,074	208,878
Net income allocated to Preferred Operating Partnership noncontrolling interests	(2,208)	(2,254)
Net income allocated to Operating Partnership and other noncontrolling interests	(8,754)	(10,320)
Net income attributable to common stockholders	$213,112	$196,304
Earnings per common share
Basic	$1.01	$1.46
Diluted	$1.01	$1.46
Weighted average number of shares
Basic	211,283,335	134,511,273
Diluted	220,018,777	142,940,384
Cash dividends paid per common share	$1.62	$1.62

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three Months Ended March 31, 2024 and 2023 (In thousands) - Unaudited

	For the Three Months Ended March 31,
	2024	2023
Net Income	$224,074	$208,878
Adjusted to exclude:
Equity in earnings and dividend income from unconsolidated real estate entities	(15,007)	(10,305)
Interest expense	132,887	80,099
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	10,705	—
Depreciation and amortization	196,966	78,490
Income tax expense	6,742	4,308
General and administrative	43,722	34,763
Management fees, other income and interest income	(53,721)	(40,822)
Net tenant insurance	(62,842)	(38,615)
Non same-store rental revenue	(273,387)	(23,383)
Non same-store operating expense	96,668	14,976
Total same-store net operating income	$306,807	$308,389

Same-store rental revenues	414,657	410,579
Same-store operating expenses	107,850	102,190
Same-store net operating income	$306,807	$308,389

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2024 - Unaudited

	For the Year Ending December 31, 2024
	Low End	High End
Net income attributable to common stockholders per diluted share	$3.86	$4.16
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.21	0.21
Net income attributable to common stockholders for diluted computations	4.07	4.37

Adjustments:
Real estate depreciation	2.79	2.79
Amortization of intangibles	0.53	0.53
Unconsolidated joint venture real estate depreciation and amortization	0.14	0.14
Funds from operations attributable to common stockholders	7.53	7.83

Adjustments:
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	0.20	0.20
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	0.12	0.12
Core funds from operations attributable to common stockholders	$7.85	$8.15

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income — for the Year Ending December 31, 2024 (In thousands) - Unaudited

	For the Year Ending December 31, 2024
	Low	High

Net Income	$896,000	$958,500
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(66,000)	(67,000)
Interest expense	541,000	537,000
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	44,000	43,000
Depreciation and amortization	786,500	786,500
Income tax expense	33,000	32,000
General and administrative	178,000	176,000
Management fees and other income	(117,500)	(118,500)
Interest income	(105,000)	(106,000)
Net tenant reinsurance income	(248,000)	(251,000)
Non same-store rental revenues	(1,134,000)	(1,134,000)
Non same-store operating expenses	398,000	398,000
Total same-store net operating income[1]	$1,206,000	$1,254,500

Same-store rental revenues[1]	1,640,500	1,683,000
Same-store operating expenses[1]	434,500	428,500
Total same-store net operating income[1]	$1,206,000	$1,254,500

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2024 same-store pool of 1,078 stores.